Exhibit 99.1

         SUNSET FINANCIAL RESOURCES REPORTS FIRST QUARTER NET INCOME OF
                                  $1.4 MILLION

JACKSONVILLE, Fla., May 12 /PRNewswire-FirstCall/ -- Sunset Financial Resources, Inc. (NYSE: SFO) announced today financial results for the first quarter ended March 31, 2005.

Net income for the quarter ended March 31, 2005, was $1.4 million, or $0.14 per diluted share, compared to a net loss of $1.5 million, or $0.85 per diluted share, in the same period a year ago. Results for the 2004 first quarter reflect approximately two weeks of operations following the Company's initial public offering (IPO) on March 17, 2004. This compares to net income of $583,000, or $0.06 per diluted share for the quarter ended December 31, 2004, which included a loan loss provision of approximately $1.1 million in the Company's commercial portfolio.

The diluted weighted average common shares outstanding for the three months ended March 31, 2005 were 10.45 million shares, compared to 2.1 million shares in the prior year and 10.45 million in the quarter ended December 31, 2004.

As of March 31, 2005, Sunset's total assets had increased to $1.1 billion (including $818 million of investments in Mortgage Backed Securities; $192 million of residential mortgage related loans and $36 million of commercial bridge loans). As of December 31, 2004, Sunset's total assets were $893 million (including $614 million of investments in Mortgage Backed Securities; $204 million of residential mortgage related loans and $45 million of commercial bridge loans).

Bert Watson, Chairman, President and CEO of Sunset Financial Resources, said, "Our strong first quarter results reflect our ability to operate successfully in a rising interest rate environment. As of March 31, total assets increased to a record $1.1 billion, leading to net interest income of $3.5 million in the first quarter due to strong execution in our residential mortgage business."

"In addition, we completed a private placement of $20 million of trust preferred securities to support of our commercial mortgage lending activities. At the end of March, our residential mortgage portfolio was fully leveraged at approximately 9.6X and our commercial portfolio was leveraged approximately 1.1X, an increase from 0.3X as of December 31, 2004."

Watson concluded, "Management will continue to execute its business plan and expand the Company's asset base. In the face of a difficult environment throughout our initial 12 months of operations, we believe we have made great strides to improve our business platform and maximize shareholder value."

For the quarter ended March 31, 2005, the yield on average earning assets was 4.42% and the cost of funds was 3.30%, which equates to an interest rate spread of 1.12%. Sunset's book value per share at March 31, 2005 was $11.22, compared to $11.41 per share as of December 31, 2004.

Sunset Financial has scheduled a conference call to discuss its first quarter financial results at 10:00 a.m. ET on Friday, May 13, 2005. Those wishing to listen to the conference call by telephone may dial 1-800-295-4740 and the reservation number is 50275927. Please call approximately ten minutes prior to the scheduled conference call time. The conference call will also be archived on the Company's web site for 30 days following the call at http://www.sunsetfinancial.net.

About Sunset Financial Resources, Inc.

Sunset Financial Resources, Inc. is a self-managed real estate investment trust
(REIT) that went public in March 2004. Sunset Financial Resources seeks to deliver attractive dividend income and steady growth to its shareholders through the acquisition and management of a portfolio of high quality residential mortgage loans and well secured commercial mortgage bridge loans in the United States.

Certain statements in this news release may constitute "forward-looking statements" within the meaning of the federal securities laws and involve risks, uncertainties and other factors, which may cause the actual performance of Sunset Financial Resources, Inc. to be materially different from the performance expressed or implied by such statements. These risks include the failure of the Company to successfully execute its business plan, gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT, the cost of capital, as well as the additional risks and uncertainties detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

Sunset Financial Resources, Inc
Consolidated Balance Sheets
(dollar amounts in thousands)

                                             March 31,      December 31,     March 31,
                                               2004            2004            2005
                                           ------------    -------------   -------------
                                            (unaudited)                     (unaudited)
Assets
Mortgage assets
  Mortgage backed securities,
   available for sale                      $           -   $     614,154   $     818,427
  Securitized hybrid adjustable rate
   mortgages                                           -         201,381         189,825
  Hybrid adjustable rate residential
   mortgages                                     149,996           1,286           1,162
  Fixed rate residential mortgages                 6,144           1,045             939
  Commercial mortgages                            11,500          44,522          36,474
    Total mortgage assets                        167,640         862,388       1,046,827
  Allowance for loan losses                          (15)         (1,333)           (355)
    Net mortgage assets                          167,625         861,055       1,046,472
Cash and cash equivalents                         49,430          25,700          22,630
Interest receivable                                  577           2,676           4,235
Fixed assets, net                                    662             861             776
Other assets                                         138             484           2,984
Hedging assets                                        49           2,716           8,389
Total assets                               $     218,481   $     893,492   $   1,085,486

Liabilities
Whole loan financing facility              $     100,423   $       9,718   $           -
Reverse repurchase agreements                          -         761,205         943,460
Notes payable to stockholders                          -               -          20,000
Hedging liabilities                                    -             944               6
Accrued liabilities                                  616           2,367           4,525
Total liabilities                                101,039         774,234         967,991

Commitments                                            -               -               -

Shareholders' equity
Preferred stock, $.001 par value,
 authorized 50,000,000; no shares
 outstanding                                           -               -               -
Common stock                                          10              10              10
Additional paid in capital                       118,948         119,219         119,295
Accumulated other comprehensive
 income                                               49              87             787
Retained earnings                                 (1,565)            (58)         (2,597)
Total shareholders' equity                       117,442         119,258         117,495

Total liabilities and shareholders'
 equity                                    $     218,481   $     893,492   $   1,085,486

Book value per share                               11.24           11.41           11.22
Leverage                                             0.9             6.5             8.2

    Sunset Financial Resources, Inc Consolidated Statement of Operations (unaudited) (dollar amounts in thousands, except per share amounts)

                                            Quarter ended    Quarter ended
                                           March 31, 2005   March 31, 2004
                                           --------------   --------------
Interest and fee income                    $       10,171   $           44
Interest expense                                    6,699               32
  Net interest income                               3,472               12
Provision for loan losses                              76               15
  Net interest income after provision               3,396               (3)
Operating expenses
  Salaries and employee benefits                      740              902
  Professional fees                                   464              224
  Other                                               749              414
    Total operating expenses                        1,953            1,540

Net income (loss)                          $        1,443   $       (1,543)

Basic earnings per share                             0.14            (0.73)
Diluted earnings per share                           0.14            (0.85)

Weighted average basic shares                      10,454            2,112
Weighted average diluted shares                    10,454            2,118


Sunset Financial Resources, Inc
Trended Income Statements
(dollar amounts in thousands)

                                     2004                                                        2005
                                     First         Second          Third         Fourth          First
                                    quarter        quarter        quarter        quarter        quarter
                                 ------------   ------------   ------------   ------------   ------------
Interest and fee income          $         44   $      3,058   $      5,989   $      9,142   $     10,171
Interest expense                           32          1,345          3,118          5,347          6,699
  Net interest income                      12          1,713          2,871          3,795          3,472
Provision for loan losses                  15             49             85          1,184             76
  Net interest income
   after provision                         (3)         1,664          2,786          2,611          3,396
Securities gains                            -              -            403            331              -
Loss on sale of loans                       -              -              -            (48)             -
Operating expenses
  Salaries and employee
   benefits                               902            543            660            759            740
  Professional fees                       224            315            349            263            464
  Other                                   414            635            747            924            749
  Special charge                            -              -              -            365              -
    Total operating
     expenses                           1,540          1,493          1,756          2,311          1,953

Net income (loss)                $     (1,543)  $        171   $      1,433   $        583   $      1,443

Averages and yields/costs
Residential assets                         NM   $    223,720   $    476,388   $    754,493   $    878,454
  Yield                                    NM           3.79%          4.04%          4.25%          4.21%
Commercial assets                          NM         33,671         42,003         52,839         44,457
  Yield                                    NM          11.09%         10.24%          7.72%          8.90%
Earning assets                             NM        267,312        535,385        815,065        933,880
  Yield                                    NM           4.60%          4.45%          4.46%          4.42%

Borrowings                                 NM        163,380        422,786        701,938        823,171
  Interest                                 NM           2.02%          1.58%          2.16%          2.65%
  Swaps                                    NM           0.90%          1.20%          0.78%          0.57%
  Fees                                     NM           0.39%          0.15%          0.09%          0.08%
  Total                                    NM           3.31%          2.93%          3.03%          3.30%

Net interest margin                        NM           2.58%          2.13%          1.85%          1.51%
Net interest spread                        NM           1.29%          1.52%          1.43%          1.12%

Sunset Financial Resources, Inc
Earning Assets
(dollar amounts in thousands)

Investment securities

                                    Agency       Non Agency
                                  Securities     Securities       Total
                                 ------------   ------------   ------------
Par                              $    612,959   $    204,449   $    817,408
Unamortized premium                     9,378          1,767         11,145
Unamortized discount                     (667)           (60)          (727)
Amortized cost                        621,670        206,156        827,826
Gross unrealized gains                     19              3             22
Gross unrealized losses                (7,249)        (2,172)        (9,421)
Estimated fair value             $    614,440   $    203,987   $    818,427

Investment securities - repricing characteristics

Floating rate                    $     65,924
Five year ARM                         752,503
                                 $    818,427

Residential Loans

                                      Par         Prem/disc     Book value
                                 ------------   ------------   ------------
Fixed rates                      $        911   $         28   $        939
Three year ARM                          7,992            228          8,220
Five year ARM                          65,806          1,832         67,638
Seven year ARM (and other)            114,266            863        115,129
Total residential loans          $    188,975   $      2,951   $    191,926

Commercial loans
(dollars in millions)

                                    Balance       Location     Participation
                                 ------------   ------------   ------------
Retail mall                      $       14.7             FL              No
Resort development                       10.0             NC             Yes
Cemetery / funeral home                   5.7             HI             Yes
Multi sports facility                     4.7             NJ              No
Apartments                                1.5             IL              No
Total                            $       36.6

SOURCE  Sunset Financial Resources, Inc.
    -0-                             05/12/2005
    /CONTACT: Michael Pannell, Chief Financial Officer of Sunset Financial Resources, Inc., +1-904-425-4349, mpannell@sfous.com; or Jeffrey Goldberger, +1-212-896-1249, jgoldberger@kcsa.com, or Michael Cimini, +1-212-896-1233,
mcimini@kcsa.com, both of KCSA Worldwide, for Sunset Financial Resources,
Inc./
    /Web Site: http://www.sunsetfinancial.net /